NEWS BULLETIN

FROM:             RE: STARWOOD HOTELS & RESORTS    STARWOOD HOTELS & RESORTS
     FRB               2231 EAST CAMELBACK RD.     WORLDWIDE, INC.
                       SUITE 410                   2231 EAST CAMELBACK RD.
                       PHOENIX, AZ 85016           SUITE 400
                       TRADED: NYSE (HOT)          PHOENIX, AZ 85016
                                                   TRADED: NYSE (HOT)
-------------------------------------------------------------------------------
The Financial Relations Board, Inc.

FOR FURTHER INFORMATION:

AT THE TRUST:                              AT THE CORPORATION:              AT THE FINANCIAL RELATIONS BOARD:
Barry Sternlicht     Ron Brown             Debi Ford                        Daniel Saks or Haris Tajyar
Chairman and CEO     Senior VP and CEO     Director of Investor Relations   General Information
(203) 861-2100       (602) 852-3900        (602) 852-3370                   (310) 442-0599

-------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
Tuesday, February 24, 1998

                      STARWOOD HOTELS & RESORTS COMPLETES
                  $14.6 BILLION ACQUISITION OF ITT CORPORATION

              Creates Largest Hotel & Gaming Company in the World

PHOENIX, AZ, February 24, 1998--Starwood Hotels & Resorts Worldwide, Inc. ("the Corporation"), a hotel management and operating company, whose shares are paired with and trade together as a unit (NYSE: HOT) with Starwood Hotels & Resorts (the "Trust", and together with the Corporation, the "Company" or "Starwood Hotels") a real estate investment trust, today announced the completion of the previously announced acquisition of ITT Corporation (NYSE:ITT). After yesterday's closing, Starwood Hotels' portfolio now includes more than 650 hotels and resorts located in over 70 countries worldwide with additional hotel and resort projects under development around the world.

"With the closing of the ITT acquisition, together with our recently completed Westin acquisition, Starwood Hotels has emerged as a leader in the worldwide leisure industry," said Barry S. Sternlicht, Chairman and Chief Executive Officer of the Trust. "The ITT acquisition provides Starwood Hotels with a collection of five of the world's leading hotel brands, a proprietary acquisition pipeline of Westin and ITT managed hotels and, together with Westin, an international infrastructure and critical mass that should enable Starwood Hotels to capitalize on additional growth opportunities, both domestically and internationally.

"I am quite proud that we have successfully concluded this merger. Starwood Hotels now owns some of the finest assets and brands in the lodging industry. Closing this complex transaction, obtaining all the necessary approvals and securing appropriate financing while at the same time maximizing the value of the disposition assets has taken herculean efforts of both the Starwood Hotels & Resorts and Starwood Capital Group teams. Now, we will turn our focus to maximizing the value of the acquired assets so that we can continue to drive shareholder returns. The opportunities are very exciting.

"We expect our combined management teams to focus on leveraging Starwood Hotels' tremendous size and capital structure in an effort to maximize the efficiencies and true potential of the combined upscale, full-service asset bases of Starwood Hotels, Westin and ITT. The extensive work already completed by our internal integration teams together with Arthur Andersen, Perot Systems and Towers Perrin has resulted in integration road maps the implementation of which are already underway. In so doing, we expect to achieve significant revenue enhancement as well as substantial cost savings, operating synergies, and economies of scale that should enable us to achieve significant internal growth rates in 1998 and beyond," concluded Mr. Sternlicht.

                                     -more-
Financial Relations Board, Inc. serves as financial relations counsel to this company, in acting on the company's behalf in issuing this bulletin and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.

STARWOOD HOTELS & RESORTS

ADD 1

FINAL CASH AND STOCK ELECTION RESULTS

Starwood Hotel's Exchange Agent, ChaseMellon Shareholder Services, LLC, indicated that the following final elections have been made with respect to the 117,318,879 shares of outstanding ITT Common Stock at the effective time of the merger:

        - Cash elections                     86,977,138
        - Stock elections                    19,972,721
        - Non-electing                       10,369,019

Under the terms of the acquisition, each outstanding share of ITT common stock, other than those shares that were converted into cash pursuant to a cash election by the holder, was converted into 1.543 Paired Shares of Starwood Hotels. Pursuant to the cash election procedures, approximately 35,195,664, or approximately 40%, of those shares for which cash elections were made will be converted into cash. The Company expects to commence mailing cash payments and delivering stock certificates to ITT shareholders on Tuesday, February 24, 1998.

In addition, ITT shareholders will receive additional cash consideration in the amount of approximately $0.37 per share as interest from January 31, 1998 through February 23, 1998. Fractional Paired Shares occurring from the conversion will be paid in cash at the rate of approximately $53.90 per Paired Share. The amount was determined based on the average of closing prices of Starwood Hotels Paired Shares on the NYSE for the five consecutive trading days beginning with February 13, 1998 and ending on February 20, 1998, the trading day immediately prior to the effective date of the merger.

All outstanding securities of ITT were delisted from trading on the NYSE at the close of business on February 23, 1998.

FINANCING

In connection with the ITT acquisition, Starwood Hotels is entering into credit facilities with a group of financial institutions arranged by Bankers Trust Company, Chase Securities Inc. and Lehman Brothers Inc. representing an aggregate of approximately $5.6 billion.

In addition, as a source of cash to fund the exercise of stock appreciation rights by certain ITT executives, Starwood Hotels is entering into a $250 million private placement of approximately 4.6 million Paired Shares with Lehman Brothers Inc., Merrill Lynch & Co. and NationsBank Montgomery Securities. Separately, Starwood Hotels entered into related agreements with the purchasers of their affiliates which provide that during the one-year term, Starwood Hotels has the right at any time to deliver or receive Paired Shares in settlement of the agreement, based on the market price of the Paired Shares at the time of the election.

Starwood Hotels, through its ITT Sheraton and Westin subsidiaries, is the largest hotel operating company in the world and the largest real estate investment trust in the United States. Shares of Starwood Hotels & Resorts Worldwide, Inc. are paired and trade together with Starwood Hotels & Resorts. Starwood Hotels & Resorts Worldwide, Inc. leases properties from Starwood Hotels & Resorts and operates them directly, through its subsidiaries or third party management companies.

                                     -more-

STARWOOD HOTELS & RESORTS

ADD 2

(Note: Statements in this press release which are not historical may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Starwood Hotels believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Starwood Hotels expectations include completion of pending acquisitions, continued availability of acquisitions, continued availability of debt and equity on favorable terms, legislative proposals to limit activities of paired-share real estate investment trusts, foreign exchange fluctuations, performance of hotel operations, financial performance, real estate conditions, market valuations of its stock, execution of hotel renovation programs, changes in local or national economic conditions and other risks detailed from time to time in the Starwood Hotels SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.)

                                      ###